U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                              APOLLO HOLDINGS, INC.
                 (Name of Small Business Issuer in Its Charter)

          Delaware                   7380                    13-4171971
(State or Other Jurisdiction  (Primary Standard           (I.R.S. Employer
    of Incorporation or           Industrial            Identification Number)
       Organization)         Classification Code)

Apollo  Holdings, Inc.                       Joseph Sierchio, Esq., Sierchio &
                                             Company,  LLP
999 Third Avenue, Suite 3800,                150 East 58th Street, 25 Floor,
Seattle, WA 98104-4023                       New York, NY, 10155
206-694-4605                                 212-446-9500
(Address, Including Zip Code, and            (Name, Address, Including Zip Code,
Telephone Number, including Area Code,       and Telephone Number, including
of Registrant's Executive Offices)           Area Code, of Agent for Process)


Copies of all communications, including communications to the agent for service of process, to:

                              JOSEPH SIERCHIO, ESQ.
                             SIERCHIO & COMPANY, LLP
                              150 EAST 58TH STREET
                            NEW YORK, NEW YORK 10155
                                 (212) 446-9500
                             -----------------------
                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.
                              --------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933,
as  amended,  check  here:    [X]


Apollo Holdings Form SB2         Page 1 of 40

CALCULATION  OF  REGISTRATION  FEE

Title Of Each Class Of          Number of Units To   Proposed Maximum      Proposed Maximum    Amount of
Securities To Be Registered     Be Registered        Offering Price Per    Aggregate Offering  Registration
                                                     Share                 Price               Fee
------------------------------  -------------------  --------------------  ------------------  -------------
Units consisting of 1 share of
common stock and 1 Series A
Warrant                                1,000,000     $            0.20(1)  $          200,000  $          50
Series A Warrants                      1,000,000
Common Stock                           1,000,000(2)
Common Stock                           1,000,000(3)  $            0.40     $          400,000  $         100
Total                                                                                          $         150

(1)     Calculated  in  accordance  with  Rule  457  under  the  Securities  Act  of  1933.
(2)     Common  stock  constituting  a  portion  of  the  unit.
(3)     Common  stock  issuable  upon  exercise  of  the  A  Warrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


Apollo Holdings Form SB2         Page 2 of 40

THE  INFORMATION  IN  THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
SECURITIES,  IN  ANY  STATE  WHERE  THE  OFFER  OR  SALE  IS  NOT  PERMITTED.

                                   PROSPECTUS
                             Initial Public Offering

                              APOLLO HOLDINGS, INC.

     This is our initial public offering. We are offering a maximum of 1,000,000 units and a minimum of 500,000 units, each consisting of one share of common stock and one Series A warrant (every warrant entitles the holder to buy an additional share at $0.40 per share) at an offering price of $0.20 per unit.

     We are a development stage company engaged in the development of an Intellectual Property Exchange.

     You should note, that prior to this offering, there has been no trading market for our common stock. No assurance can be given that a trading market will develop following completion of the offering.


           SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF
            MATERIAL ISSUES TO CONSIDER BEFORE PURCHASING ANY UNITS.


     The Units offered by this Prospectus have not been registered in the State of Florida and are being offered in Florida pursuant to an exemption from such regulations. Any sales of the units in the State of Florida shall be voidable by the purchases of those units within nine days after receipt of consideration by the escrow agent from those purchasers.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


     The funds received from the subscribers will be held by Sierchio & Company, LLP, as escrow agent, in a non interest bearing account. If 500,000 units are not sold within 120 days of this Prospectus, which period may be extended for an additional 30 days by us in our sole discretion, the offering will terminate and all funds theretofore received from subscribers will be promptly returned by the Escrow Agent to the subscribers. Once 500,000 units have been sold the Escrow Agent, upon written notice from us of acceptance of the subscriptions, will deliver the funds to us and we will have the transfer agent issue certificates representing the shares and warrants purchased, promptly delivered to the subscriber. Thereafter funds received from the sale of the balance of the Units will be delivered to us on a weekly basis, subject to acceptance of subscriptions and written notice of such acceptance having been delivered to the Escrow Agent.


Apollo Holdings Form SB2         Page 3 of 40

                       Price to the Public    Maximum           Proceeds to the
                                              Commissions       Company
                       ---------------------  ----------------  ----------------

Per Unit               $               0.20   $           0.00  $           0.20
Total 1,000,000 Units  $            200,000   $           0.00  $        200,000

     We are offering the Units directly through our officers and directors. We must sell at least 500,000 units in order to close the offering. The offering will end 120 days from the date of this prospectus unless it is terminated by us on such earlier date as we may deem appropriate or if extended by us for an additional 30 days, in our sole discretion and without notice.

     The $200,000 of proceeds from this offering does not include offering expenses of approximately $22,250 or the proceeds that we would receive if all of the warrants were exercised. The $200,000 in proceeds also assumes that a 0% commission is paid with respect to all the Units.

                The date of this prospectus is October __, 2001.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER OF THE 1,000,000 UNITS COVERED BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE COMMON SHARES IN ANY JURISDICTION TO ANY
PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                TABLE OF CONTENTS

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Cautionary Note Regarding Forward-Looking Statements . . . . . . . . . . .   16
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Arbitrary Determination of Offering Price. . . . . . . . . . . . . . . . .   18
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Management's Discussion and Analysis of Financial
  Condition and Results of Operations. . . . . . . . . . . . . . . . . . .   27
The Market for Our Common Stock. . . . . . . . . . . . . . . . . . . . . .   30
Security Ownership of Certain Beneficial Owners and Management . . . . . .   30
Directors, Executive Officers, Promoters and Control Persons . . . . . . .   31
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .   32
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
Certain Relationships and Related Transactions . . . . . . . . . . . . . .   34
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . .   35
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36


Apollo Holdings Form SB2         Page 4 of 40

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
Where You Can Find Additional Information. . . . . . . . . . . . . . . . .   36
Index to Financial Statements. . . . . . . . . . . . . . . . . . . . . . .  F-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers . . . . . . . . . . . .   37
Item 25. Other Expenses of Issuance and Distribution . . . . . . . . . . .   37
Item 26. Recent Sales of Unregistered Securities . . . . . . . . . . . . .   37
Item 27. Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Item 28. Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . . .   38

Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40



Apollo Holdings Form SB2         Page 5 of 40

                               PROSPECTUS SUMMARY

     This summary highlights selective information from the prospectus, but does not contain all of the information that may be important to you. We encourage you to read the entire prospectus, including the section titled "Risk Factors" and our financial statements and the related notes, before making an investment decision to buy any units.

APOLLO HOLDINGS, INC.         We  are  a  Delaware  corporation  incorporated on
                              November  12, 1999 under the name Apollo Holdings,
                              Inc.  to  develop an e-commerce based business. On
                              February 20, 2001, we acquired all the issued and outstanding shares of Net Tech Europe, Inc, which changed its name to Power2Search, Inc. on August
                              17, 2001. At the time of the acquisition, Power2Search had no assets or liabilities and had not been engaged in any commerce activity since its incorporation.

                              We have not yet implemented our business plan. Since inception through June 30, 2001 we have incurred losses of $33,477. Once our business plan is implemented, we will be a web-based, Business to Business ("B2B"), Intellectual Property Exchange where individuals or companies can go to buy solutions to their high tech problems. Technology seekers will be able to explore our library of technology listings by paying a single-session-user-fee or a monthly subscription fee. We expect to earn commissions of between 5% and 25% for helping individuals and companies source complex technology solutions. Additional revenue sources will include advertising revenue, placement fees from our job placement service and subscriptions to our monthly technology newsletter.

                              We maintain our principal office at 999 Third Ave., Suite 3800, Seattle, Washington 98104-4023; our telephone and facsimile numbers are Telephone 206-694-4605, Facsimile 206-521-9317

OFFERED: A minimum of 500,000 and a maximum of 1,000,000 units at a price of $0.20 per unit. Each unit consists of (i) one share of common stock and (ii) one stock purchase warrant entitling the holder to purchase one share of common stock at a price of $0.40 per share. The warrants which are redeemable by us, permit the holder to purchase an additional share of common stock at a price of $0.40 per share. The minimum number of units you may purchase is 1,000. There is no maximum number if units you may purchase. We must sell 500,000 units in order to complete the offering. Pending the sale of 500,000 units all proceeds secured will be held in a non-interest bearing escrow account and will be returned to investors in the event we do


Apollo Holdings Form SB2         Page 6 of 40
                              not sell 500,000 units. Since we may offer the units for a total of 120 days, your funds may be held in escrow for that period of time.

COMMON  STOCK
TO  BE  OUTSTANDING:          We  currently  have  4,000,000  shares  issued and
                              outstanding. Following this offering there will be 4,500,000 shares outstanding if the minimum number of units is sold and 5,000,000 shares if the maximum of number of units is sold without giving effect to the exercise of the warrants.


USE  OF  PROCEEDS:            The  proceeds  from  the sale of the units in this
                              offering will be utilized to develop our Intellectual Property Exchange and for the general expansion of our business. Please refer to the Use of Proceeds on Page 17.


TERM OF OFFERING:             120  days  (subject  to  our  right  to extend the
                              offering for an additional 30 days or to earlier terminate the offering, all without notice). We would expect to extend the offering if we have not sold at least 500,000 units in the first 120 days of the offering period.


Apollo Holdings Form SB2         Page 7 of 40

                                  RISK FACTORS

     YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED BY ANY ONE OR MORE OF THE FOLLOWING RISKS.


THE POWER2SEARCH WEBSITE IS STILL IN THE DEVELOPMENT STAGE AND IS CURRENTLY NOT OPERATIONAL; AND GIVEN OUR LIMITED FINANCIAL RESOURCES WE CANNOT ASSURE YOU THAT IT WILL IN FACT BECOME OPERATIONAL OR COMMERCIALLY VIABLE.

     The Power2search website is still in the development stage and is currently not operational. We have not yet derived any revenue from operations. We have limited financial resources. There is no assurance that if additional funding were needed it would be available to us on terms and conditions acceptable to us. Failure to obtain such additional financing could result in delay or indefinite postponement of the development of our business. The only present source of funds available to us is through the sale of shares of our common stock. Our continued operations are dependent on our ability to obtain funds through debt financing, equity financing or other means to complete the development of its intellectual capital exchange, and upon future profitable production. Our auditors' have issued an opinion, which based upon our history of recurring losses from operations, indicates that substantial doubt exists as to our ability to continue as a going concern. Accordingly we cannot assure you that the Power2Search website will become operational and or commercially viable.

We have not generated any operating revenues to date. For the period November 12, 1999, incorporation, to June 30, 2001 we have incurred a cumulative loss of $33,477.


WE  ARE  A  RECENTLY  ORGANIZED  COMPANY.

     We were only recently organized and have no operating history. Prospective investors should be aware of the difficulties normally encountered by a new enterprise. We are faced with the following financial and operating difficulties
(1) obtaining financing, either through debt or equity, (2) attracting experienced management, (3) attracting users to our Intellectual Property Exchange (4) developing cash flow (5) lack of revenues and (6) accounting and legal expenses incurred in connection with organizational matters and in implementing our business plan. Since inception through June 30, 2001 we have incurred operating losses of $33,477. Therefore we must be considered promotional and in our early formative years. There is nothing at this time upon which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. We have limited assets and have had no revenues to date.

OUR MANAGEMENT DOES NOT HAVE EXPERIENCE IN OPERATING A WEB-BASED INTELLECTUAL PROPERTY EXCHANGE.

     Although our management ("Management") has general business experience, prospective investors should be aware that Management has limited experience in the development and operation of an Intellectual Property Exchange. See "Directors, Executive Officers, Promoters and Control Persons"

POTENTIAL  FUTURE  144  SALES


Apollo Holdings Form SB2         Page 8 of 40

     Of the 50,000,000 shares of our common stock authorized, there are presently issued and outstanding 4,000,000. All the shares are "restricted securities" as that term is defined under the Act, and in the future may be sold in compliance with Rule 144 of the Act, pursuant to a registration statement filed under the Act, or other applicable exemptions from registration thereunder. Currently there are 4,000,000 restricted shares all of which are owned by either David Jenkins, our sole director and officer, or affiliates of Mr. Jenkins. Ninety days after the effective date of this prospectus, these shares may be eligible for resale under Rule 144.

     Rule 144 provides, in essence, that a person holding restricted securities for a period of one (1) year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one percent (1%) of our outstanding common stock every three (3) months. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of
Section 13 or 15(d) of the Exchange Act and of Rule 15c2-11 thereunder. Rule 144 also permits, under certain circumstances, the sale over a period without any quantity limitation and whether or not there is adequate current public information available. Investors should be aware that sales under Rule 144, or pursuant to a registration statement filed under the Act, may have a depressive effect on the market price of our securities in any market that may develop for such shares.

     Holders of the our common stock do not have pre-emptive rights. Investors should be aware of the fact that issuance of new shares by us will lead to the dilution of existing shareholder's interest.

PENNY  STOCK  RULES

     Our common stock is a "penny stock" (as defined in Rule 3a51-1). Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or affect the purchase of a penny stock by any person unless:

(1)  Such  sale  or  purchase  is  exempt  from  Rule  15g-9;  or
(2) Prior to the transaction the broker or dealer has (a) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9 and
     (b) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

     The U.S. Securities and Exchange Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (a) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000, for the preceding three years; (b) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (c) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System.


Apollo Holdings Form SB2         Page 9 of 40

     It is likely that our common stock will be subject to the regulations on penny stocks; consequently, the market liquidity for our common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell our common stock and the ability of purchasers in the offering to sell their securities in the secondary market.


THE MARKET FOR OUR INTELLECTUAL PROPERTY EXCHANGE IS AT AN EARLY STAGE EVOLUTION. ACCORDINGLY WE ARE NOT ABLE TO ASSESS THE VIABILITY OF SERVICES. LACK OF MARKET ACCEPTANCE AND GROWTH WILL ADVERSELY AFFECT OUR FUTURE PROSPECTS. WE NEED A CRITICAL MASS OF TECHNOLOGY BUYERS AND SELLERS TO IMPLEMENT OUR EXCHANGE.

     Our success depends on a significant number of organizations and individuals using our exchange and services. Unless a critical mass of buyers and sellers of technology use our services we may not achieve widespread market acceptance and our business would be seriously harmed.

OUR GROWTH STRATEGY WILL REQUIRE SIGNIFICANT EXPENDITURES, AND OUR BUSINESS MAY NOT GENERATE SUFFICIENT REVENUES TO COVER THESE EXPENDITURES.


     In order to develop our business, we expect that operating expenses, particularly research and development and marketing and sales expenditures, will require a large portion of our resources, approximately $80,000 over the next 12 months. This high level of expenditures will have a negative impact on our profitability, especially in our early years of development. Moreover, if we are unable to generate revenues as a result of these investments in our business, we may never achieve or sustain profitability.


WE HAVE A HISTORY OF LOSSES AND EXPECT TO CONTINUE TO INCUR NET LOSSES FOR THE FORESEEABLE FUTURE.

     We have experienced operating losses since inception primarily attributive to startup costs. We have incurred net losses of $24,477, $9,000 and $0 respectively for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999. As of June 30, 2001, we had an accumulated deficit of $33,477. We expect to incur significant levels of expenditures for research and development, marketing and sales and general and administrative expenses, and consequently our losses may increase in the future.


OUR OPERATING RESULTS MAY FLUCTUATE. IF WE FAIL TO MEET REVENUE AND/OR PROFIT EXPECTATIONS, THE MARKET PRICE, IF ANY, OF OUR COMMON STOCK MAY DECREASE SIGNIFICANTLY.

     Our quarterly operating results have varied significantly in the past and will likely vary significantly in the future. We believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of future performance. Our operating results will likely fall below the expectations of investors in some future quarter or quarters. Our failure to meet these expectations would likely adversely affect the market price of our common stock.


     Our limited operating history and the emerging nature of the markets in which we compete make it difficult for us to forecast the level or source of our revenues or earnings accurately.



Apollo Holdings Form SB2         Page 10 of 40

WE HAVE LIMITED RESOURCES AND PERSONNEL WHICH MAY MAKE IT DIFFICULT FOR US TO IMPLEMENT OUR PLAN AND TO MANAGE GROWTH. SUCH FAILURE COULD RESULT IN SUBSTANTIAL SET BACKS IN OUR GROWTH AND POTENTIAL REVENUES.

     Failure to adequately plan for and manage increases in the number of personnel employed and the number of website users could harm us. Unplanned growth could place a serious strain on our management, operational infrastructure and financial resources.

     As we increase the number of website users we must constantly add new hardware, update software and add new engineering personnel to accommodate the increased website usage. We must constantly upgrade and improve our transaction processing, operational and financial systems, procedures and controls. We must constantly upgrade the features of our website to make it more user friendly. These changes will reduce our operating margins and profits. Failure to add capacity as we increase the number of users could lead to our website becoming unstable or even ceasing to operate for periods of time leading to unhappy users and reduced future revenues.

     As we increase the number of website users it will be necessary to hire and train and manage additional customer support personnel. Failure to address customer support issues could lead to decreased use of our website. Current and future revenues could suffer.

EVEN IF WE ACHIEVE LEVELS OF REVENUE AND PROFITABILITY, WE MAY NOT BE ABLE TO MAINTAIN SUCH REVENUES AND PROFITABILITY IF WE CANNOT CONTINUE TO EXPAND OUR SERVICES AND CONTINUE TO DRAW MORE PERSONS TO OUR WEBSITE.

     Our ability to be profitable will depend on: the number of buyers and sellers using our website; the volume and dollar value of the transactions; the amount of subscription fees and, commissions earned on the sale of technology, advertising revenue, job placement fees and fees earned for the use of our database; the costs of constantly adding and upgrading hardware and software to maintain our website; our ability to not only create but increase our brand awareness; our ability to attract foreign buyers and sellers to our website.

     We will be investing heavily in research and development, marketing and promotion, customer support, development of our website and operating infrastructure development. The costs of these investments will reduce our margins and are expected to remain significant into the future. If we fail to meet our growth objectives, there is a downturn in the number of companies wanting to purchase and sell technology over the internet using online services, we are unable to increase our user fees or are forced to reduce them to match the competition, or if their is a sudden decline in our operating revenues and we do not scale back and reduce our operating and development expenses in time we may harm our profitability. Any decline in future revenues or increase in operating expenses without a corresponding increase in operating revenues would have an adverse impact on our operating results.

     These factors will all be influenced by the actual and perceived quality of the services we will provide. If we do not provide our clients with a positive experience it is unlikely that we will be able to achieve and/or maintain profitability.


Apollo Holdings Form SB2         Page 11 of 40

WE EXPECT THAT WE MAYGROW THROUGH THE ACQUISITION OF OTHER COMPATIBLE BUSINESS VENTURES. SUCH ACQUISITIONS COULD RESULT IN OPERATING DIFFICULTIES AND OTHER HARMFUL CONSEQUENCES AS A RESULT OF FACTORS AND CIRCUMSTANCES PARTICULAR TO THE COMPANY ACQUIRED.

     We may in the future acquire businesses, technologies, services or products that we believe are strategic to our future success. Integration of any future acquisitions may create unforeseen operating difficulties and expenditures.

     It is expected that any future acquisitions will, divert managements attention from current operations; lead to the possible restructuring of both existing business through down sizing and elimination of duplicate functions; and result in the implementation of new controls, procedures and policies appropriate for a larger public company.

     The anticipated benefits of any future acquisitions or mergers may not be realized and may require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all. Issuances of equity securities may be dilutive.

OUR  BUSINESS  MAY  BE HARMED BY UNAUTHORIZED ACCESS OR ASSAULTS ON OUR SERVICE.

     Our web servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any service interruptions, delays, loss of data or the inability to complete customer transactions would lead to, user dissatisfaction with our service; harm our reputation; may be very expensive to remedy; and lead to a reduction in our revenues.

OUR BUSINESS MAY BE HARMED BY THE LISTING OR SALE BY OUR USERS OF ILLEGAL TECHNOLOGIES.

     The law relating to the liability of service providers for the activities of their users is currently unsettled. If we fail to prevent the unlawful sale or listing of certain technologies by the users of our service we may be subject to allegations of civil or criminal liability.

OUR BUSINESS MAY BE HARMED BY THE LISTING OR SALE BY OUR USERS OF TECHNOLOGIES, WHICH INFRINGE THIRD-PARTY COPYRIGHTS, TRADEMARKS AND TRADE NAMES OR OTHER INTELLECTUAL PROPERTY RIGHTS.

     It is possible that certain items listed or sold on our service by our users may infringe third-party copyrights, trademarks and trade names or other intellectual property rights. Any costs incurred as a result of allegations of infringement of third-party copyrights, trademarks and trade names or other intellectual property rights could harm our business, damage our reputation, reduce the value of our brand name, lead to the implementation of additional security features or reduce our profits.

OUR BUSINESS MAY BE HARMED BY FRAUDULENT OR DECEPTIVE ACTIVITIES OR REPRESENTATIONS ON OUR WEBSITE.

     The future success of our service will depend upon sellers accurately representing their listed technologies or technology solutions and buyers paying the agreed purchase price. Fraudulent or deceptive conduct by our users could result in the injured party requesting reimbursement, and or threaten or


Apollo Holdings Form SB2         Page 12 of 40
commencement of legal action against us. Any findings of fault on our part could harm our business, damage our reputation, reduce the value of our brand name, lead to the implementation of additional security features or reduce our profits.

OUR BUSINESS MAY BE ADVERSELY AFFECTED IF OTHERS CLAIM THAT WE INFRINGE ON THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH MAY RESULT IN SUBSTANTIAL COSTS, DIVERSION OF RESOURCES AND MANAGEMENT ATTENTION AND HARM TO OUR REPUTATION.

     We are entering a market in which several companies are providing similar services. We cannot be certain that our services do not infringe on patents or other intellectual property rights of others that may relate to our services. Moreover, we will be dependent on third party consultants reviewing content submitted by clients and although we intend to disclaim any responsibility for such content, we may nevertheless be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties. Any claims against us relating to the infringement of third-party proprietary rights, even if not meritorious, could result in substantial costs, diversion of resources and management attention and in injunctions preventing us from distributing theses services. A successful infringement claim against us could materially and adversely affect us in the following ways:

     - we may be liable for damages and litigation costs, including attorney's fees;
     -     we  may  be  enjoined  from further use of the intellectual property;
     - we may have to license the intellectual property, incurring licensing fees;
     - we may have to develop a non-infringing alternative, which could be costly and delay projects; and
     - we may have to indemnify users of our web site with respect to losses incurred as a result of our infringement of the intellectual property.


OUR  INABILITY  TO  EXPAND  OUR  SYSTEMS  MAY  LIMIT  OUR  GROWTH.

     Performance, reliability and availability of our website processing systems and network infrastructure are critical to our reputation, our ability to attract and retain large numbers of users and our profitability. Our revenues depend on the volume of website traffic, the number of transactions completed, the dollar value of the transactions completed, the number and quality of technology sellers and solution providers we sign up, advertising, job placement fees, and fees charged for access to our technology database. Revenue growth is dependent on our ability to generate and attract increasingly higher volumes of website traffic and higher volumes of user transactions successfully completed. We must continually upgrade the websites services by expanding and upgrading our technology, hardware, software, transaction processing systems, billing and accounting systems and our network infrastructure. Should we be unable to continually upgrade the websites technology, transaction processing systems, network infrastructure, hardware or software to accommodate increased traffic and transactions then we could be subject to unanticipated system disruptions and slower response times. Failure to expand and upgrade our systems could harm our business, damage our reputation, reduce the value of our brand name, lead to the implementation of additional features or reduce our profits.

OUR  BUSINESS  MAY  BE  HARMED  BY  SYSTEM  FAILURES.

     Unscheduled interruption in our service would result in an immediate loss of revenues,place additional burdens on our technical and customer support


Apollo Holdings Form SB2         Page 13 of 40
staff, lead to customer questions and complaints and possibly cause users to switch to our competition if the service interruptions become to frequent. Frequent or persistent system failures, could harm our business, damage our reputation, reduce the value of our brand name, require the expansion and upgrading of technology, hardware and software to increase system reliability and redundancy and reduce our profits.

     We expect to rely on outside companies to expand, manage and maintain the computer and communications equipment and software needed for the day-to-day operations of our web site. Interruptions to the third party systems and services can result from earthquakes, floods, fires, power loss, telecommunication failures, break-ins, sabotage, intentional acts of vandalism and similar misconduct. We do not expect to maintain fully redundant systems or alternative providers of hosting services as backup in the event of service interruptions to the third party services, computer and communications equipment and software. Furthermore, we do not intend to carry business interruption insurance sufficient to compensate us for losses that may occur as a result of the system interruptions of services provided by third party systems and services. Any system interruptions in the services provided by these third parties could harm our business, damage our reputation, reduce the value of our brand name, require the switching of the services from existing third parties to new third parties or performing the services in house, require the addition and upgrading of our technology, hardware and software to increase system reliability and redundancy and reduce our profits.

IF A MARKET WERE TO DEVELOP FOR OUR STOCK, IT IS LIKELY THAT OUR STOCK PRICE WOULD BE EXTREMELY VOLATILE.

     There is no market for our stock. During the last several years the trading prices of Internet stocks in general have experienced extreme price and volume fluctuations. In many cases the valuations of a companies' stock have been unrelated or disproportionate to the operating performance of the company based on conventional valuation standards such as price-to-earnings and price-to-sales ratios. Accordingly, future fluctuations in our stock price may be unrelated to our operating performance but vary as a result of general political and economic conditions and the public's perception of the prospects of Internet e-commerce companies in general. Securities class-action litigation has often been instituted against companies whose market price has declined. Defending ourselves against securities class-action litigation would be costly and time consuming.

OUR  BUSINESS  IS  DEPENDENT  ON  THE  CONTINUED  GROWTH  OF  ONLINE  COMMERCE.

     Our future revenues and profits are dependent upon the widespread acceptance of the Internet and online services as a medium for commerce.
Consumers concerns about fraud, privacy and other problems may reduce the attractiveness of the Internet and e-commerce as a means of conducting commerce. E-commerce intellectual capital exchanges are a recent phenomenon and market acceptance is highly uncertain. We must continually expand our consumer base by appealing to consumers who have historically used traditional means of commerce to purchase and sell intellectual capital. Our business could be harmed, our reputation damaged, the value of our brand name diminished and our net revenues and profits reduced if current and future consumers fail to be as active as former consumers, we fail to attract new consumers, or we are unable to gain efficiencies in our operating costs.

OUR BUSINESS MAY BE SUBJECT TO SALES AND OTHER TAXES.


Apollo Holdings Form SB2         Page 14 of 40

     We do not intend to collect sales or other similar taxes on the sale of goods and services offered through our e-commerce service. It is possible that individual states in the United States and foreign countries could seek to impose sales tax collection obligations on e-commerce companies such as ours that engage in or facilitate online commerce. In 1998, the U.S. federal government enacted legislation prohibiting states or other local authorities from imposing new taxes on Internet commerce for a period of three years. This tax moratorium does not prohibit the Internal Revenue Service or individual states from collecting taxes on our future income, if any, or from collecting taxes that are due under existing tax rules. Our business could be harmed if we were found liable or become liable for the collection of sales or other taxes by one or more states or foreign countries.

OUR  BUSINESS  IS  DEPENDENT  ON  KEY  PERSONNEL.

     Our present and future performance and thus net revenues and profit are dependent on the our ability to attract, retain and motivate our officers and key employees. Mr. David Jenkins currently devotes and is expected to devote only 50% of his time to the business. The loss of the services of any of our executive officers or other key employees as a result of acquisitions, changes in corporate direction, corporate down sizing, changes in compensation levels or reporting relationships could harm our business, increase our costs, reduce our net revenues and profits. Our future success also will depend on our ability to attract, train, retain and motivate highly skilled technical, managerial, marketing and customer support personnel. We do not currently have nor expect in the future to have long-term employment agreements with any of our key personnel, and we will not maintain any "key person" life insurance policies.

     The competition for engineers and other professionals in the Internet and high technology sectors is very competitive. The present and perceived future value of stock options awarded as part of one's compensation package often plays a role in making employment decisions. Fluctuations in our stock price may make it more difficult for us to successfully attract, integrate or retain sufficiently qualified personnel.

     OUR BUSINESS WILL BE SUBJECT TO ONLINE COMMERCE SECURITY RISKS.


     The secure transmission, storage and eventual use of confidential information transmitted over the Internet are one of the main barriers to the advancement of e-commerce. Once we are operational we will rely on third party licensed encryption and authentication technology to provide the security and authentication technology necessary to effect secure transmission and storage of confidential information. However, advances in computer capabilities and cryptography may result in a compromise or breach of our security and lead to misappropriation of confidential customer information, misappropriation of our proprietary technology or even cause interruptions in our service. We may be unable to prevent the security breaches. Any such compromise of our security could harm our business, damage our reputation, expose us to a risk of loss or litigation, the possible of liability, cause interruptions in our operations, reduce the value of our brand name, lead to costly upgrades of equipment and software and reduce our net revenues and profits.


     OUR BUSINESS IS CONTROLLED BY OUR EXISTING SHAREHOLDERS.

     Our sole director, David Jenkins, directly and through a directly owned corporation, owns 2,750,000 shares. An additional 1,250,000 shares are owned by Riparian Investments, Inc., the sole shareholder of which is Marilyn Jenkins,


Apollo Holdings Form SB2         Page 15 of 40
the wife of David Jenkins. These shares represent100% of our outstanding common stock, see "Security Ownership of Certain Beneficial Owners and Management". Even if we sell all 1,000,000 units and assuming all warrants are exercised, Mr. Jenkins and Riparian Investments, Inc. will continue to own approximately 66 2/3% of the issued and outstanding shares. As a result, he has the ability to control the company and direct our affairs and business, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company and may make some transactions more difficult or impossible without the support of these stockholders. Moreover, the shares owned by Mr. Jenkins may be subject to resale under Rule 144 following the closing of the offering; resale, if any, may have a depressing effect on the price of our stock (assuming a trading market has developed).

WE HAVE NOT COMMISSIONED ANY INDEPENDENT MARKET STUDIES OUR ANALYSIS OF THE POTENTIAL MARKET AND MARKETING STRATEGY HAS NOT BEEN CONFIRMED.

     All of our corporate strategies are based upon analysis of available information by our management. We have not commissioned a formal market or feasibility study with regard to a web-based intellectual capital exchange. Rather, estimates as to projected revenues and usage of a web-based intellectual capital exchange were made by the officers and directors. A formal market study might serve to further refine estimates made by us. Due to the cost and delay inherent in obtaining such a market study, we have determined to proceed on the basis of our own estimates.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

     These forward-looking statements include, without limitation, statements about: our market opportunity; our strategies; competition; expected activities and expenditures as we pursue our business plan; and the adequacy of our available cash resources.

     These statements appear in a number of places in this report and include statements regarding our intent, belief or current expectations, those of our sole director and officer with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, (iii) the Internet and Internet commerce and (iv) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

     The accompanying information contained in this prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of


Apollo Holdings Form SB2         Page 16 of 40

Operations,"  and  "Business"  identify  important  factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.

     THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH PROVIDES A "SAFE HARBOR" FOR SIMILAR STATEMENTS BY EXISTING PUBLIC COMPANIES, DOES NOT APPLY TO THIS OFFERING.


                                 USE OF PROCEEDS

     The units are being offered by us directly through our sole director and officer. The units will be sold on a first come-first serve basis. We must sell at least 500,000 units in order to close the offering. The minimum investment by an individual investor is $200 or 1,000 units. The gross proceeds from the offering will be $100,000 if the minimum number of units is sold and $200,000 if the maximum number of units is sold.

     Except as described in this prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates.

     The following table sets forth our intended use of proceeds (without giving effect to the exercise of any warrants) depending on whether the minimum (50% of the offered Units), or maximum number of units is sold:

Category                 Minimum *     Maximum
                        ($100,000)   ($200,000)
                        -----------  -----------

Costs of this Offering  $   22,250   $   22,250

Research & Development  $   32,750   $   47,750

Equipment               $    5,000   $   30,000

Sales and Marketing     $   10,000   $   40,000

General Administration  $   20,000   $   30,000

Legal and Accounting    $    5,000   $   20,000

Working Capital         $    5,000   $   10,000

TOTAL                   $  100,000   $  200,000

---------
*  Represents  Phase  1  -  Initial  startup  costs

     No portion of the proceeds of the offering will be paid to our sole officer and director and/or any of his respective affiliates.


Apollo Holdings Form SB2         Page 17 of 40

                    ARBITRARY DETERMINATION OF OFFERNG PRICE

     There is no trading market for our common stock. The initial offering price of $0.20 per unit has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

-     The  lack  of  trading  market
-     The  proceeds  to  be  raised  by  the  offering
- The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders


                                    DILUTION

     The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

     Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At December 31, 2000, we had a net tangible book value of $11,000 or $0.003 per share. At December 31, 2000 there were 4,000,000 shares issued and outstanding.

     After giving effect to the sale of the 1,000,000 Units being offered at an initial public offering price of $0.20 per share and after deducting estimated expenses of this offering of $22,250, our adjusted net tangible book value at December 31, 2000 after the offering would have been $188,750 or $0.04 per share, representing an immediate increase in net tangible book value of $0.04 per share to the existing shareholders and an immediate dilution of $0.16 or 80% per share to new investors. After the sale of the 1,000,000 units being offered, there will be 5,000,000 shares issued and outstanding assuming none of the warrants are exercised.


     The following table illustrates the above information with respect to dilution to new investors on a per share basis assuming the minimum or the maximum number of units sold:



Apollo Holdings Form SB2         Page 18 of 40

                                                    Minimum     Maximum

Initial public offering price                      $  100,000  $  200,000
Pro forma net tangible book value at December 31,
2000                                               $   11,000  $   11,000
Increase in pro forma net tangible book value
 attributed to new investors                       $  100,000  $  200,000
Adjusted pro forma net tangible book value after
offering                                           $  111,000  $  211,000
Dilution to new investors                          $     0.18  $     0.16
Net tangible book value per share after offering   $     0.02  $     0.04
Number of shares outstanding after offering         4,500,000   5,000,000


                           DESCRIPTION OF THE BUSINESS

THE  COMPANY

     Apollo Holdings, Inc. was incorporated on November 12, 1999 as a Delaware corporation for the purpose of developing an e-commerce business venture. On February 20, 2001 we acquired all the issued and outstanding shares of Net Tech Europe, Inc., which was a non-operating, privately held corporation, for the purpose of implementing the Company's business plan through a wholly owned subsidiary. At the time of the acquisition Net Tech Europe had no assets or liabilities and had not engaged in any commercial activities since its incorporation. On August 17, 2001 Net Tech Europe changed its name to Power2Search, Inc.

OUR  BUSINESS


     Power2Search is currently developing a Web-based Business to Business ("B2B") Electronic Commerce Intellectual Property Exchange, which uses the global Internet to connect and match people and companies seeking technologies with technologists who have solutions to offer. The Power2Search website is still in the development stage and is currently not operational. The domain name for the Company's website is power2search.com. The domain name was purchased in January 2000 by our director, David Jenkins, who then assigned it to Power2Search in February 2001. The website's address is www.power2search.com. The web site is under construction and not live. The exchange will assist companies in managing complex engineering projects and product research and development by outsourcing solutions to their problems. Power2Search helps demand find supply.


     Power2Search will offer individuals, companies, universities, government agencies, venture capitalists, investors and technologists the following services on a 24x7 basis the following services through a, proprietary, graphics-based website:

     - Intellectual property in the form of patents/copyrights plus the know-how and ability to convert it into solutions are offered for sale or license;
     - A technology exchange where organizations or individuals can post details of their projects and request solutions to the technology they need;


Apollo Holdings Form SB2         Page 19 of 40

     - An online forum whereby technical professionals can discuss technologies and exchange ideas (newsroom or chat group);
     -    An  employment  opportunities  marketplace;
     - An online forum that allows users to collaborate on particular problems by making the same data available to multiple users;
     - Provide a technology database and custom archival system for organizations or individuals to store their ever increasing amounts of intellectual technology. We will provide our users with 2 megabytes of storage space at no cost. Additional online data storage can be purchased in increments of 5-megabyte blocks. We expect the storage space to be secure;
     - Provide a research function that permits investigators to examine and analyze various ideas and technologies stored in our database;
     - Provide information to our users on the latest technology advances in the form of monthly emails and newsletters.

     The afore mentioned services, which form the backbone of our Intellectual Property Exchange, are presently in the development stage and are not expected to be operational until mid 2002.

     We expect to rely on outside companies to expand, manage and maintain the computer and communications software. We do not expect to maintain fully redundant systems or alternative providers of hosting services as backup in the event of service interruptions to the third party services, computer and communications equipment and software. We expect and require the third party providers of services to maintain fully redundant systems or have alternative providers of hosting services as backup in the event of service interruptions.

     The exchange's users will have a secure, affordable environment to share and develop their innovative thinking. In the past, lack of access to companies possessing technology assets for sale or license and lack of financial resources to research, develop and market new technologies and products prevented the majority of new ideas from entering the market place. With the help of technology and the Internet, we have eliminated these barriers.


     The online Intellectual Property Exchange will allow users to buy solutions to their high tech problems. Technology seekers will be able to browse through a library of technology listings in the form of patented processes or technologies, thus matching companies or individuals needing specific solutions with companies or individuals offering pre-existing pieces of technologies. If a potential technology buyer wants to explore a listing further, then the exchange will act as a broker. The potential technology buyer can search through the sites library of technology listings at no cost. The library's technology listings database includes a short description of the patented process or technology. If the buyer finds a listing intriguing, the buyer would pay a $25 fee or buy unlimited access for a yearly fee of $500, and then get a fuller description of the patent or process, though the patent owners name is not disclosed. Should the buyer wish to proceed further then they can pay us a fee of $1,000 for an introduction to the patent holder. If a licensing agreement is struck, the Company would charge a fee equal to a percentage of the royalties tied to a technology, but the fee would not exceed $50,000. However, if the buyer does not find the patent or process he requires in our technology listings, then he can post a technology problem on the website requesting a solution to a specific research and development problem. The technology buyer will then be matched with a potential solution provider who will develop a solution to the buyer's specific technology problem. Power2Search would then charge a commission on the value of the project as quoted by the technology buyer.


Apollo Holdings Form SB2         Page 20 of 40

     Online "Intellectual Property Exchanges" similar to the one Power2Search is developing, such as Yet2.com, typically charge a fee equal to 10% of the royalties tied to a specific technology, if a licensing agreement is concluded between buyer and seller. Other Intellectual Property Exchanges such as HelloBrain.com charge commissions ranging from 5% to 25% for linking buyers and sellers of technology. We expect to charge commissions of between 5% and 25% of the fee the technology buyer is willing to pay to the technology seller for a solution to the buyer's technology problem. Additional revenue sources will be provided by advertising, placement fees from our job placement service, subscriptions to our monthly technology newsletter and user fees from accessing our technology database. We expect to start generating cash flow from these sources during the fourth quarter of 2002.

GROWTH  OF  THE  INTERNET  AND  ONLINE  COMMERCE

     The Internet has emerged as a global medium enabling millions of people worldwide to share information, communicate and conduct business electronically.

     The growing adoption of the Internet represents, in our view, an enormous opportunity for businesses to conduct commerce over the Internet.

     The market for our online technology exchange is at an early stage evolution. Lack of market acceptance and growth for an online technology exchange would adversely affect our future prospects. Our revenues are derived solely from our clients using the Internet as a means to access our Business to Business Electronic Commerce Intellectual Property Exchange. Growth in Internet use and online commerce does not necessarily mean acceptance and growth for an online technology exchange.

THE  INTELLECTUAL  TECHNOLOGY  MARKET

     We are living in an economy characterized by new technologies, globalization, and an ever-increasing emphasis on intangible assets. New technologies are creating new transactions and new markets, and this is giving rise to new opportunities and new risks. The Internet is accelerating the globalization trend, as knowledge is created and exchanged. The focus of the New Economy is on knowledge with a premium awarded to firms demonstrating a capability for speed, flexibility, innovation, and the ability to connect.

INTELLECTUAL  PROPERTY

     Intellectual  Property  is  divided  into  three  categories:
     -    Human  Capital:  experience,  know  how,  skills,  creativity;
     - Intellectual Assets: programs, inventions, processes, databases, methodologies, documents, drawings, designs; and
     -    Intellectual  Property: patents, copyright, trademarks, trade secrets.

     Companies are constantly assessing and valuing their tangible assets such as buildings, machinery, cash and so forth. However, they often fail to assess and determine a value for the experience, know how, skills and creativity of


Apollo Holdings Form SB2         Page 21 of 40
their workers. In an information society, such intangible assets may represent significant competitive advantage. By providing a market venue through which companies can offer and or acquire intangible assets, companies using Power2Search's service may be better able to assess the value of their existing intangible assets.


     Companies devote substantial revenues to research and development and the licensing of their technological prowess. Traditionally these same companies have underutilized their inventory of patent filings. According to the US Patent and Trademark Office's 2000 annual table of corporate patent filings, International Business Machines filed 2,886 patent applications. [INTERNATIONAL BUSINESS MACHINES IS NOT AFFILIATED WITH APOLLO HOLDINGS IN ANY WAY AND THE MENTION OF INTERNATIONAL BUSINESS MACHINES IN THIS DOCUMENT DOES NOT IMPLY INTERNATIONAL BUSINESS MACHINES' AFFIRMATION OF OUR BUSINESS PLAN.]

     Jerry Rosenthal, vice president, intellectual property and licensing, at International Business Machines was quoted in the July 14, 2001 Financial Times newspaper as saying "we think about a third of our patents that were issued last year are already in an IBM product". The allocation of scarce financial resources in the selection and development of products for market will lead companies to underutilize their inventory of patents. If technology in the form of a patent or know how is commercialized in a product, then it is usually commercialized in only a few applications relevant to a company's core business.


     Licensing of intellectual property will continue to grow as corporations begin to understand that it can be an important source of profits. Companies such as International Business Machines have realized that they are sitting on ideas that could be of value to someone somewhere. They can profit from their investment in research and development by either selling the developed product or make the licensed patent available to third parties. According to Mr. Rosenthal, "in 2000, licensing contributed about $1.7 billion in profits to International Business Machines, compared to the total net income of $8.1 billion. By sharing technology with competitors, International Business Machines not only sees its license income rising rapidly, but also encourages its own researchers to keep ahead of the pack."

     Research and Development is not a traditional product so in the past companies have not known how to market it effectively. Selecting which of their numerous licensed patents would be appropriate for licensing to third parties is a complex procedure for many companies. Finding buyers of technology has been a hit-or-miss process. If a company was buying/selling technology in the form of patents or know how, you would rely on the old-boy network and call someone in the industry you were acquainted with. Because the process relied on personal networking it was often time consuming. Companies would rarely look beyond their own industry to market technology. Unlike companies, Universities promote their research through tech-transfer newsletters and University web sites and licensing offices. Today patent-licensing brokers exist, but they often deal with one specific industry or in one geographical region. In North America some online idea exchanges, like Intellectual Property Technology Exchange (known as TechEx) and University Ventures, only connect buyers and sellers. They do not get involved in the transactions. Others, like Yet2.com, pl-x.com, IPEX.net, Patent Auction, Patent and License Exchange, TechExchange Online and Plexus Technology Solutions, actually facilitate the purchase of existing patents or licenses between buyer and seller. They offer consulting and other services that licensers and licensees may require when they negotiate a deal. Unlike the previous two types of North American online idea exchanges, the third type of exchange i.e. HelloBrain.com, addresses two specific markets: a buyers market, where companies needing specific solutions post their needs on the exchange in


Apollo Holdings Form SB2         Page 22 of 40
the form of a "problem description" and a seller's market, where individuals and companies advertise either a pre-existing piece of intellectual property in the form of a patent or license, or their willingness to develop it. Power2Search is positioning itself in the last group of online idea exchanges.

COMPETITION

     Web-based Intellectual Property Exchanges for technology are a new and rapidly evolving area. We expect competition to intensify in the future, as entry barriers are relatively low. We currently face competition from Yet2.com, HelloBrain.com, PricewaterhouseCoopers' Intellectual Property Exchange, Manning and Napier Information Services, KnowledgeExpress.com, Knexa.com, DaVinci-Online.com, PatentAuction Inc, Intellectual Property Technology Exchange, a joint venture between IBM and Internet Capital Group, Uventures and Patent & License Exchange, Brightidea.com, Idea Exchange and Ideas.com.

     Some  of  our  current  and  potential  competitors  have:
     - longer operating histories, larger customer bases and greater brand recognition than the Company has;
     - have significantly greater financial, marketing, technical and other resources;
     - may be acquired by, receive investments from or enter into other commercial relationships with larger well established and well financed companies;
     - may be able to devote more resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we are able to do. Increased competition may result in loss of market share and diminished value of our brand.

LISTING  OR  SALE  BY  THE  EXCHANGE'S  USERS  OF  UNLAWFUL  TECHNOLOGIES

     The law relating to our liability for the activities of it's Internet users is currently unsettled. We are aware that certain technologies may be subject to regulation by local, state or federal authorities. We will make every effort to prevent the listing and sale of unlawful technology on its website. All technologies offered for sale, license or as solutions to technology problems will be reviewed by our personnel. Our failure to prevent the sale of unlawful technologies, or the sale of technologies in an unlawful manner may subject us to allegations of civil or criminal liability for unlawful activities of the exchange's users. We may be forced to implement additional protective measures in the future. These protective measures could require the expenditure of substantial amounts of money and lead to the discontinuing of the listing of certain types of technologies offered for sale, license or as solutions to technology problems. These additional protective measures may reduce future revenues. Our business could be harmed by any costs incurred as a result of the courts finding us liable or if liability was asserted as a result of the sale of unlawful technologies or the unlawful sale of technology by the users of its services.

NEW  AND  EXISTING  REGULATION  OF  THE  INTERNET

     There are relatively few federal, state and local laws specifically directed towards companies conducting business on the Internet. Currently, laws and regulations relating to the Internet are being debated at the state and federal levels in the United States and in other countries and it is possible that new laws and regulations will be adopted with respect to the Internet and online services. We expect these laws and regulations to cover issues such


Apollo Holdings Form SB2         Page 23 of 40
issues as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Presently there is uncertainty concerning the application of existing laws and regulations governing such issues and concerns as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. With the exception of the recently passed Digital Millennium Copyright Act in the United States existing laws and regulations were passed prior to the advent of the Internet and in most cases have not been interpreted by the courts with respect to their application to the Internet and it's related technologies.


     The Internet is global in nature and does not recognize countries or borders. If we are to make our e-commerce Intellectual Property Exchange truly North American then we will be expected to comply with United States and Canadian laws and regulations. Compliance with these laws and regulations may be costly and may require us to change our business practices or restrict service offerings relative to those we will offer in the United States. Failure to comply with United States and Canadian laws and regulations could subject us to penalties ranging from fines to bans on our services.


EMPLOYEES:

     As of December 31, 2000, we had 2 full time employees and 3 part time consultants on an as when needed basis. During the next twelve months we intend to recruit key personnel, particularly in the areas of research and development, marketing and sales. We also expect to recruit several third party consultants to provide hardware, software and services that are required to manage, maintain and expand the computer and communications equipment and software needed for our day-to-day operations. Services provided by these third party consultants will include managing our web server, maintaining communication lines, managing network data centers which are the locations on our network where data is stored and providing security.

DESCRIPTION  OF  POWER2SEARCH  -  THE  INTELLECTUAL  PROPERTY  EXCHANGE

     The Power2Search trading platform is an Internet-based, centralized trading environment that facilitates the buying and selling of intellectual technology by matching companies seeking technology with technologists who have solutions to offer.

     Our Intellectual Property Exchange will be made up of the following groups,
(i) the seller - companies, government departments, universities or individuals who have pre-existing intellectual property for sale or license, or a willingness to develop it (ii) the buyer - companies, government departments, universities or individuals needing specific solutions to technology problems or wishing to purchase or license technology as a result of limited financial or research and development resources (iii) technical professionals - Individuals (scientists, engineers, managers) who wish to discuss new technologies and exchange ideas or offer their services. The Company has not yet entered into agreements with users of the sellers group, the buyers group or the technical professionals.

     The Intellectual Property Exchange will be organized under the following components (i) a Buyers Section - buyers of technology post the details of their research and development projects and specify the technology they need or request possible solutions to technical problems, (ii) a Sellers Section - where technology sellers can license and market their proprietary technology and


Apollo Holdings Form SB2         Page 24 of 40
intellectual property or post solutions to technology problems and (iii) an open forum section - where buyers and sellers can communicate with each other to work towards a possible solution to the buyers technology problem and technical professionals (scientists, engineers, managers) can discuss technologies and exchange ideas in an open forum (news room or chat group) and offer their services.


     The Company expects to signup buyers and sellers of technology (problem solvers and contributors of existing intellectual technology in the form of patents and licenses) from the United States and Canada with expertise in technology solutions from many different fields.


HOW  THE  EXCHANGE  WORKS

     The Power2Search Intellectual Property Exchange library of technologies available for sale or licensing will feature functional abstracts of patents , know-how or other information, written in plain English, that are already pre-screened and packaged by the owner for license or sale. Power2Search adds value to the exchange transaction by providing online evaluation, collaboration, verification, delivery and protection tools.


     A company seeking to purchase an existing technology or a solution to a specific research and development problem (the "Buyer") will register with the exchange providing basic contact information. If the buyer does not find the technology he is looking for in the exchange's listing database of technologies available for sale, then the buyer posts a technology problem on the exchange in the hopes that a solution provider will emerge, with either a pre-existing solution or the capability of engineering one. Since confidentiality is important the buyer will remain anonymous to potential solution providers (the "Sellers").

     The seller of the technology are individuals or companies who have intellectual property for sale or the technical capability of designing solutions to research and development problems. The buyers and sellers will not be anonymous to us. The buyer will complete and submit a request for proposed solution to a technology problem, providing a summary or abstract of the project along with relevant information on the project and the buyer. The buyer will tell us how much it is willing to pay for the solution to it's problem, after which we subtract 5% to 25% for its fee, depending on how much work we think will be needed to bring the buyer and seller together. We require the buyer be willing to pay a minimum fee of $5,000 per solution (includes our fee and the fee paid to the solution provider).

     We will employ specialists i.e. patent lawyers, engineers, programmers, scientists, academics, lone inventors and other individuals experienced in intellectual property issues to review the details of the buyer's project for both clarity, credit worthiness and will do some basic checking, i.e. verify that a company holds a patent it is attempting to license, to ensure the request's legality in terms of copyrights, end use and patent laws. We will also perform a background check on potential buyers. The buyer's project is then posted on our website, after being classified and indexed along with the specifications of it's requirements and the proposed price, less our commission, which the buyer is willing to pay for potential sellers to consider. When the technology buyer submits his request he will forward the proposed payment to us. The payment is escrowed by us, with the buyer depositing the agreed compensation at the commencement of the project. The buyer will also pay a $25 fee for


Apollo Holdings Form SB2         Page 25 of 40
listing the request on the exchange. Transactions are expected to take an average of two to three weeks to close and typically cost the buyer anywhere from $500 to $25,000.


     We will search our United States and Canada database of potential solution providers to determine if there is a possible match between buyer and solution provider. We will then email potential solution providers will details of the technology required by the buyer and ask if they are interested in providing either a pre-existing solution or engineering a potential solution to the buyer's technology problem. Potential solution providers and buyers can collaborate remotely on the final implementation of the solution, anonymous to each other in online conference rooms where the interaction is not only secure, but confidential to discuss technologies, ask for clarifications or further details or exchange ideas. Proposed solutions will be forwarded to the buyer who will then select the one that best fits his requirements. At the completion of the project, when the buyer and seller have agreed on the exchange of the intellectual property i.e. a computer program, a chip design, a CAD layout, the technology is delivered electronically through the exchange, at which time we will release payment from the escrow account to the solution provider.


     In the event that we are not able to match the buyer with a seller who has a pre-existing solution or the capability of engineering one to the buyer's specifications within two months of the buyer's project being posted, then the buyer will have the option of with drawing his technical problem and the return of the escrowed fee.

     Companies or individuals seeking to provide technology for sale or act as solution providers would register with the exchange providing complete background details including contact details, details concerning their expertise, areas of specialization, education and experience. We would use the information to automatically alert the company or individual when a new project is posted in their area of interest.

     Other  services  to  be  offered  by  us  include:
     - an online forum whereby technical professionals can discuss technologies and exchange ideas (newsroom or chat group);
     -    a  employment  opportunities  marketplace;
     - an online forum which allows users to collaborate on particular problems by making the same data available to multiple users;
     - a technology database and custom archival system for organizations or individuals to store their ever increasing amounts of intellectual technology;
     - a research function that permits investigators to examine and analyze various ideas and technologies stored in the our database;
     - Monthly emails and newsletters providing information to the users on the latest technology advances.

     The news room/chat room and the archival system will be run on off-the-self software.

     Our B2B e-commerce, intellectual capital exchange offers a number of important benefits to organizations and individuals that visit the web site or participate as partners such as:


Apollo Holdings Form SB2         Page 26 of 40

     - corporations directly increase profitability by extracting value from undervalued or unused technologies,
     - corporations can increase shareholder value and return on their investment,
     - company's R&D departments can focus their spending on core competencies while out-sourcing other technologies,
     - companies can bring products to market more rapidly while reducing development costs, and
     - scientists and technologists can share innovation across corporate and industry boundaries, around the world.

     We will establish and expand our relationships with leading corporations, universities and government agencies throughout the world encouraging them to pledge technology assets from every field of human endeavor.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion of our financial condition and results of operations should be read in conjunction with the Consolidated Financial
Statements and Notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

PLAN  OF  OPERATION
-------------------

     Power2Search was incorporated to use the internet for what it does best, find a way to connect people with ideas on a 24 x 7, global basis and thus speed time to market for new products and find the increasingly scarce engineering talent to get the job done. We intend to provide a forum which matches companies seeking technologies with technologists who have solutions to offer. The success of our B2B e-commerce Intellectual Property Exchange will depend largely on the development and maintenance of our exchange and the ability to attract both the buyers and sellers of intellectual property in the form of patents/copyrights plus the know-how and ability to convert it into solutions.

     During  the  next  twelve  months  we  intend  to:
     -    develop  the  exchange's  trading  platform  and  infrastructure,
     -    sign  up  technologists  and  solution  providers,
     - build awareness of our B2B technology exchange through aggressive marketing efforts of its brand name which is critical to expanding our user base and maintaining the vitality of the Power2Search community,
     - recruit key personnel, particularly in the areas of research and development and marketing and sales, and
     - recruit several third party consultants to provide hardware, software and services required to manage, maintain and expand the computer and


Apollo Holdings Form SB2         Page 27 of 40
          communications equipment and software needed for the day-to-day operations. Services provided by these third party consultants will include managing our web server, maintaining communication lines, managing network data centers which are the locations on our network where data is stored and providing security.


     The initial twelve-month development phase is expected to cost $100,000. Phase two is expected to take three months and cost approximately $100,000 and involve the beta testing of the application software, system procedures and the website. Phase three is expected to take six months, cost approximately $550,000 and involve making technical improvements to the software applications, system procedures and website. Phase three will also involve the hiring of full time online marketing and sales specialists with experience in technology marketing & strategy and product development. The sales and marketing staff will concentrate on signing up United States and Canadian technologists and solution providers with expertise in providing technology solutions in many different fields. The sales and marketing staff will also encourage corporations, government agencies, universities and inventors to pledge technology assets. The marketing campaign to build our user base and its brand name will focus on:

     -    advertising  in  targeted  publications,
     - strategic advertising and sponsorship placements on high traffic websites,
     -    radio  advertising  campaigns,  and
     - active participation in other forums such as selected trade shows. These traditional and online media placements and word of mouth advertising will give us frequent and high visibility media exposure both nationally and locally.

We will need to complete all three phases of its plan of operation before we will begin to generate cash flow from operations.

     We intend to raise additional funding to finance phase three of our plan of operations through equity offerings and or debt borrowings. In the event that we are unable to complete the current offering we will withdraw the offering and attempt to finance the minimum cash requirements for phase one internally. In that event, we would then return to the market for financing at a later date.

        Unless the offering is completed, we will not have sufficient working capital to: (i) pay its administrative and general operating expenses through December 31, 2001; and (ii) develop the exchange's trading platform and infrastructure. Without cash flow from operations, we will need to obtain additional funds, through private placement equity offerings and/or debt borrowing in order, if warranted, for the development and maintenance of our exchange forum. Failure to obtain such additional financing may result in our failure to develop its exchange-trading forum. We have no agreements or understandings with any person as to such additional financing.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all


Apollo Holdings Form SB2         Page 28 of 40
fiscal quarters of fiscal years beginning after June 15, 2000. We have adopted SFAS No. 133 as of January 1, 2001. Had SFAS No. 133 been adopted at December 31, 2000, the impact on the financial statements would have been immaterial.

     In October 1999, the Chief Accountant of the Securities and Exchange Commission required that the Financial Accounting Standards Board Emerging Issues Task Force, or the EITF, address a number of accounting and financial reporting issues that the Securities and Exchange Commission believes has developed with respect to Internet businesses. The Securities and Exchange Commission identified twenty issues for which they believed some form of standard setting or guidance may be appropriate either because (i) there appeared to be diversity in practice or (ii) the issues are not specifically addressed in current accounting literature or (iii) the Securities and Exchange Commission staff is concerned that developing practice may be inappropriate under generally accepted accounting principles. Many of the issues identified by the Securities and Exchange Commission, including those, which address barter and revenue recognition, are potentially applicable to us. Although the EITF has begun to deliberate these issues, formal guidance has not been issued to date for the majority of them. In addition, in December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which is required to be implemented in the quarter ended December 31, 2000. Although we believe our historical accounting policies and practices conform with generally accepted accounting principles, there can be no assurance that final consensus reached by the EITF on the Internet issues referred to above, or other actions by standard setting bodies, will not result in changes to our historical accounting policies and practices or to the manner in which certain transactions are presented and disclosed in our consolidated financial statements. We are still in the development stage and have not yet generated any revenue to date. Accordingly, we do not anticipate that it would have a material impact on the financial statements.

QUANTITATIVE  AND  QUALITATIVE  DISCLOSURES  ABOUT  MARKET  RISK

     We are exposed to equity price risks on the marketable portion of our equity securities.

     The carrying values of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and notes payable, approximate fair value because of the short maturity of these instruments. The carrying value of other long- term debt approximates its fair value, as estimated by using discounted future cash flows based on our current incremental borrowing rates for similar types of borrowing arrangements.


     We have historically had very low exposure to changes in foreign currency exchange rates, and as such, have not used derivative financial instruments to manage foreign currency fluctuation risk.


LEGAL  PROCEEDINGS

     We are not a party to any pending legal proceeding nor are we aware of any threatened legal action against us.


Apollo Holdings Form SB2         Page 29 of 40

FACILITIES

     We maintain our principal office at 999 Third Ave., Suite 3800, Seattle, Washington 98104-4023; our telephone and facsimile numbers are Telephone 206-694-4605 Facsimile 206-521-9317.

                         THE MARKET FOR OUR COMMON STOCK

     Currently there is no market for the common stock. No assurance can be given that a market for our common stock will develop after the offering. If a market were to develop it most likely will be either on the NASD over the counter Bulletin Board or the "Pink Sheet" markets. We have no arrangements with any third party regarding any such trading market.

     As of December 31, 2000, 3 shareholders owned 4,000,000 shares of our common stock. See "Security Ownership of Certain Beneficial Owners and Management."

     Except for the warrants that are part of the units, we have no warrants or options to acquire shares of our common stock outstanding.

DIVIDENDS

     We have not declared any dividends since inception, and have no present intention of paying any dividends on our common stock in the foreseeable future. The payment by us of dividends, if any, in the future, rests within the discretion of the Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. Currently we do not expect to pay any dividends.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2000 by (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding common stock; (ii) each of our directors and officers; and (iii) all of our directors and officers as a group. As at December 31, 2000 there were 4,000,000 shares of common stock issued and outstanding. Mr. David Jenkins has beneficial ownership of 100 percent of our common stock.

Name and Address                                                    Approximate
of Beneficial Owner                        Amount of               Percentage of
                                    Beneficial Ownership (1)  Total Voting Securities
                                    ------------------------  -----------------------
J Capital Partners, Limited                     1,250,000(1)                   31.25%
150 East 58th Street, 25th Floor
New York, NY 10155

Riparian Investments, Inc.                      1,250,000(1)                   31.25%


Apollo Holdings Form SB2         Page 30 of 40

150 East 58th Street, 25th Floor
New York, NY 10155

Officers and Directors
----------------------

David E. Jenkins                                1,500,000(1)                   37.50%
999 3rd Ave., Suite 3800
Seattle, Washington 98104-4023

Officers and Directors as a group               4,000,000(2)                     100%
  (1person)



(1) Unless indicated otherwise, each of the beneficial owners listed in the above table beneficially owns 100 percent of Apollo Holdings' common stock and each beneficial owner has direct ownership of the shares indicated. The beneficial owner of J Capital Partners, Limited is David Jenkins, an officer and director of the Company. The beneficial owner of Riparian
     Investments, Inc. is Marilyn Jenkins, wife of David Jenkins, a director officer and shareholder of the company.

(2) Includes the shares owned by J Capital Partners, Limited and Riparian Investments, Inc.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following person is our sole director, and executive officer:

Name                              Age               Position
----                              ---               --------

David  E.  Jenkins                 47               President

     All of our directors and officers are elected annually to serve for one year or until their successors are duly elected and qualified.

     Management's  business experience during the past five years is as follows:

Name                Position
----                --------

David  E.  Jenkins  Age  47,  Director  since  November  12, 1999. President and
                    Director of Aurora Gold Corporation from October 30, 1995 to May 4, 2001, President and Director of Patagonia Gold Corporation from June 1997 to May 4, 2001 and Director of Aurora Metals (BVI) Ltd. from May 2000 to May 15, 2001. President of Datalogic Marketing Corporation from 1989 to present.

During the past five years none of our directors, executive officers, promoters or control persons:


Apollo Holdings Form SB2         Page 31 of 40

     (1) Were the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     (2) Were convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
     (3) Were subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
     (4) Were found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.
     (5) Our Bylaws and Delaware law permit us to indemnify our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its certificate of incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                             EXECUTIVE COMPENSATION

     Our sole officer and director has not received any compensation since inception.. We do not intend to pay David Jenkins an annual salary. We have no employee benefit or stock option plans.

                              PLAN OF DISTRIBUTION

OUR  OFFERING

     We offer the right to subscribe for up to 1,000,000 units at $0.20 per unit. We must sell at least 500,000 Units in order to close the offering. The minimum number of units you can purchase is 1,000. The units will be offered directly by Mr. David Jenkins, our sole officer and director. No compensation will be paid to Mr. Jenkins in connection with the offer and sale of the units. The proceeds of the offering will be held in a non-interest bearing escrow account until at least 500,000 units are sold or the proceeds are required to be returned to investors.


Apollo Holdings Form SB2         Page 32 of 40

     Our sole officer and director may distribute prospectuses related to this offering. We estimate that approximately 100 Prospectuses will be distributed by our sole officer and director.

     Although we intend to offer the units only through our sole officer and director (who will not receive any compensation for his efforts in this regard), we have reserved the right to pay commissions of 10% of the of the proceeds of the units sold to entities which are otherwise qualified and authorized under applicable laws to receive payment of such commissions. The commissions will be paid only to persons who are duly registered broker dealers or to persons outside of the United States who are qualified to receive such payments and not otherwise required to register as a broker/dealer in the United States. As of the date of this prospectus, no broker has been retained by us for the sale of units being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed reflecting the terms and conditions of the arrangement and naming such broker dealer.

     Although our sole officer and director is an associated person as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

- He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.
- He will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
- He is not an associated person of a broker or dealers at the time of their participation in the sale of our securities.
-    He  will  restrict  his  participation  to  the  following  activities:
     - Preparing any written communication or delivering that communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;
     - Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided however, that the content of those responses are limited to information contained in a registration statement filed under the Securities Act or other offering document; and
     - Performing ministerial and clerical work involved in effecting any transaction.

     We registered or qualified the units; unit shares the warrants and the shares issuable upon exercise of the warrants in the following jurisdiction. As a result, purchasers of the units may have difficulty selling their shares should they desire to do so. We presently have qualified sale of the units only in the States of Colorado, Delaware, Florida and New York in the United States, and the Countries of Germany, Spain and the United Kingdom. Purchasers in this offering will generally be limited to reselling the shares in the States of Colorado, Delaware, Florida and New York in the United States and the countries of Germany, Spain and the United Kingdom together with other jurisdictions in which our shares may qualify for secondary trading.

     Our sole officer and director, and existing shareholders may, but are not obligated to, purchase units on the same terms and conditions as all other investors. However, any Shares purchased by the Company's sole officer and director will not be included in determining whether the minimum offering


Apollo Holdings Form SB2         Page 33 of 40
criteria has been satisfied. The maximum number of units that our sole officer and director and/or his affiliates may purchase is 100,000. Purchases of units, if any, by such entities, are for investment purposes and not with an intention to resell such units shortly thereafter.

METHOD  OF  SUBSCRIBING

     You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.20 per share must be paid in cash, check, or wire transfer of funds, bank draft or postal express money order payable in United States dollars to the order of Sierchio & Company, LLP, as Escrow Agent and delivered to Sierchio & Company, LLP, Twenty Fifth Floor, 150 East 58th Street, New York, NY 10155. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.


     The funds received from the subscribers will be held by Sierchio & Company, LLP, as escrow agent, in a non interest bearing account. If 500,000 units are not sold within 120 days of this Prospectus, which period may be extended for an additional 30 days by us in our sole discretion, the offering will terminate and all funds theretofore received from subscribers will be promptly returned by the Escrow Agent to the subscribers. Once 500,000 units have been sold the Escrow Agent, upon written notice from us of acceptance of the subscriptions, will deliver the funds to us and we will have the transfer agent issue certificates representing the shares and warrants purchased, promptly delivered to the subscriber. Thereafter funds received from the sale of the balance of the Units will be delivered to us on a weekly basis, subject to acceptance of subscriptions and written notice of such acceptance having been delivered to the Escrow Agent.


EXPIRATION  DATE

     This offering will expire 120 days from the date from the date of this prospectus, unless concluded by us on an earlier date, as we may deem appropriate or extended by us for an additional 30 days in our sole discretion and without notice.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have issued the following securities during the last two years.

     In November 1999 1,250,000 shares were subscribed for by J Capital Partners, Limited at a price of $0.005 per common share for aggregate consideration of $6,250. The beneficial owner of J Capital Partners, Limited is David Jenkins, a director and officer of the Company.

     In  November  1999  1,250,000  shares  were  subscribed  for  by  Riparian
     Investments, Inc at a price of $0.005 per common share for aggregate consideration of $6,250. The beneficial owner of Riparian Investments, Inc. is Marilyn Jenkins, wife of David Jenkins, a director, officer and shareholder of the Company.


Apollo Holdings Form SB2         Page 34 of 40

     In July 2000 1,500,000 shares were subscribed for by David Jenkins, a director, officer and shareholder of the Company at a price of $0.005 per common share for aggregate consideration of $7,500

     Other than the foregoing transactions, there has been no transactions during the last two years, or proposed transactions, to which we are or will be a party in which any of our officers, directors, principal stockholders or any family member of such person had or will have a direct or indirect material interest.


                            DESCRIPTION OF SECURITIES

COMMON  STOCK

     We are authorized to issue 50,000,000 shares of common stock of which 4,000,000 were issued and outstanding as of the date of this Registration Statement. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

     The holders of common stock shall have equal rights to dividends from funds legally available therefore, when, and if, declared by our Board of Directors. In the event a dividend payable in common stock is declared on shares of common stock.

     In the event of liquidation, dissolution or winding up of our affairs, subject to prior repayment of debts, common stock, shall be entitled to receive ratably out of our net assets.

     The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

WARRANTS

     In connection with this offering, we will issue one Series A warrant per unit for a total of up to 1,000,000 warrants. Each Series A warrant may be exercised by the holder thereof to purchase one share of common Stock at an exercise price of $0.40 per share for a period of 12 months from the date of issuance of the warrant. Thereafter, the warrant will expire, become void and of no further force or effect, unless extended in our sole discretion. The warrants are redeemable by us on 30 days notice at a price of $0.001 per warrant. During the redemption period the warrants may still be exercised provided that written notice is received by us on or prior to the last day of the redemption period.

     The warrants contain anti-dilution provisions so as to avoid dilution of the equity interest, which is represented by the underlying common stock upon the occurrence of certain events, such as stock dividends, splits or recapitalization. In the event of our liquidation or dissolution, if any, holders of the warrants will not be entitled to participate in the distributed assets if any, of the Company. Holders of warrants will have no voting, preemptive, liquidation or other rights of a stockholder, and no dividends will be declared on the warrants.


Apollo Holdings Form SB2         Page 35 of 40

                                  LEGAL MATTERS

     The legality of the securities we are offering by this prospectus will be passed on by Sierchio & Company, LLP 150 East 58th Street, New York, New York 10155, our legal counsel.


                                     EXPERTS

     The financial statements we included herein and in the Registration Statement have been examined by Moore Stevens Ellis Foster Ltd., independent certified public accountants, and are included herein and in the Registration Statement in reliance upon the report of such firm given on there authority as experts in accounting and auditing.


                    WHERE CAN YOU FIND ADDITIONAL INFORMATION


     We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2. This prospectus, which is a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Some information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this prospectus to any of our contracts, agreements or other documents, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document. You may review a copy of the Registration Statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.


Apollo Holdings Form SB2         Page 36 of 40

                    APOLLO HOLDINGS, INC.
                    (A development stage enterprise)

                    Financial Statements
                    (EXPRESSED IN U.S. DOLLARS)

                    December 31, 2000 and December 31, 1999




                    INDEX
                    -----

                    Report of Independent Accountants

                    Balance Sheets

                    Statement of Stockholders' Equity

                    Consolidate Statements of Operations

                    Statements of Cash Flows

                    Notes to Financial Statements




                                       F1

MOORE  STEPHENS  ELLIS  FOSTER  LTD.
   CHARTERED  ACCOUNTANTS

1650  West  1st  Avenue
Vancouver,  BC  Canada   V6J  1G1
Telephone:  (604) 734-1112  Facsimile:  (604) 714-5916
E-Mail:  generaldelivery@ellisfoster.bc.ca
         ---------------------------------

--------------------------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS

APOLLO  HOLDINGS,  INC.
(A  development  stage  enterprise)

We have audited the balance sheets of Apollo Holdings, Inc. ("the Company") (a development stage enterprise) as at December 31, 2000 and December 31, 1999, the related statement of stockholders' equity for the period from November 12, 1999 (inception) to December 31, 2000 and the statements of operations and cash flows from November 12, 1999 (inception) to December 31, 2000, year ended December 31, 2000 and the period from November 12, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and December 1, 1999 and the results of its operations and cash flows for the period from November 12, 1999 (inception) to December 31, 2000, year ended December 31, 2000 and the period from November 12, 1999 (inception) to December 31, 1999 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Vancouver, Canada                    "MOORE STEPHENS ELLIS FOSTER LTD."
February 9, 2001                           Chartered  Accountants


                                       F2

--------------------------------------------------------------------------------

MS An independently owned and operated member of Moore Stephens North America, Inc. Members in principal cities throughout North America. Moore Stephens North America, Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world.

APOLLO  HOLDINGS,  INC.
(A development stage enterprise)

Balance  Sheets
December 31, 2000 and December 31, 1999
(EXPRESSED IN U.S. DOLLARS)
---------------------------------------------------------------------
                                                     2000     1999
---------------------------------------------------------------------

ASSETS

CURRENT
  Cash and cash equivalents                        $11,000   $12,500
---------------------------------------------------------------------

TOTAL CURRENT ASSETS                               $11,000   $12,500
=====================================================================
CONTINUED OPERATIONS (Note 1)

STOCKHOLDERS' EQUITY

SHARE CAPITAL
  Authorized:
    50,000,000 common shares with a par value of
              $0.001 per share
  Issued and outstanding:
    4,000,000 common shares (1999 - 2,500,000)     $20,000   $12,500

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE    (9,000)        -
---------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                         $11,000   $12,500
=====================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                       F3

APOLLO  HOLDINGS,  INC.
(A development stage enterprise)

Statement of Stockholders' Equity
For the period from November 12, 1999 (inception) to December 31, 2000
(EXPRESSED IN U.S. DOLLARS)
--------------------------------------------------------------------------------------------
                                                                          Deficit
                                                                      accumulated      Total
                                       Common stock       Additional       during     Stock-
                                 ----------------------      paid-in  development   holders'
                                    Shares      Amount       capital        stage     equity
--------------------------------------------------------------------------------------------

Issuance of common stock
  for cash on November 17, 1999     2,500,000  $  2,500  $     10,000  $       -   $12,500

Net (loss) for the period                   -         -             -          -         -
--------------------------------------------------------------------------------------------

BALANCE, December 31, 1999          2,500,000     2,500        10,000          -    12,500

Issuance of common stock
  for cash on July 31, 2000         1,500,000     1,500         6,000          -     7,500

Net (loss) for the year                     -         -             -     (9,000)   (9,000)
--------------------------------------------------------------------------------------------

BALANCE, December 31, 2000          4,000,000  $  4,000  $     16,000  $  (9,000)  $11,000
============================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                       F4

APOLLO  HOLDINGS,  INC.
(A development stage enterprise)

Statement of Operations
(EXPRESSED IN U.S. DOLLARS)
----------------------------------------------------------------------------------
                                      November 12                     November 12
                                 1999 (inception)           Year  1999 (inception)
                                               to          Ended               to
                                      December 31    December 31      December 31
                                             2000           2000             1999
----------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Professional fees - legal          $      1,500   $      1,500   $            -
  Salaries                                  7,500          7,500                -
----------------------------------------------------------------------------------

NET (LOSS) FOR THE PERIOD                  (9,000)        (9,000)  $            -
==================================================================================

(LOSS) PER SHARE, basic and diluted  $          -   $      (0.00)  $            -
==================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                     -      3,128,767        2,244,898
==================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                       F5

APOLLO HOLDINGS, INC.
(A development stage enterprise)

Statements of Cash Flows
(EXPRESSED IN U.S. DOLLARS)
------------------------------------------------------------------------------------------
                                                 November 12                   November 12
                                            1999 (inception)         Year  1999 (inception)
                                                          to        Ended               to
                                                 December 31  December 31      December 31
                                                        2000         2000             1999
------------------------------------------------------------------------------------------
CASH FLOWS (USED IN) OPERATING ACTIVITIES
  Net (loss) for the period                       $   (9,000)  $   (9,000)  $            -

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock              20,000        7,500           12,500
------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS      11,000       (1,500)          12,500

CASH AND CASH EQUIVALENTS, beginning of period             -       12,500                -
------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period          $   11,000   $   11,000   $       12,500
==========================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                       F6

APOLLO  HOLDINGS,  INC.
(A  development  stage  enterprise)

Notes  to  Financial  Statements
December  31,  2000  and  December  31,  1999
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

1.   INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

     The Company was formed on November 12, 1999 under the laws of the State of Delaware. The Company, a development stage enterprise, intends to engage in the development of an Intellectual Property Exchange.

     These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred recurring operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

     The  Company  has  not  generated  any  operating  revenues  to  date.

2.   SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Cash  and  Cash  Equivalents

          Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at December 31, 2000 and December 31, 1999, cash and cash equivalents consist of cash only.

     (b)  Accounting  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

     (c)  Advertising  Expenses

          The Company expenses advertising costs as incurred. There were no advertising expenses incurred by the Company for the periods ended December 31, 2000 and December 31, 1999.


                                       F7

APOLLO  HOLDINGS,  INC.
(A  development  stage  enterprise)

Notes  to  Financial  Statements
December  31,  2000  and  December  31,  1999
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (d)  Loss  Per  Share

          Loss per share is computed using the weighted average number of shares outstanding during the period. Effective for the year ended December 31, 1999, the Company adopted SFAS No. 128, "Earnings Per Share".

     (e)  Concentration  of  Credit  Risk

          The Company places its cash and cash equivalents with high credit quality financial institutions. As of December 31, 2000 the Company had no balance in a bank beyond insured limits.

     (f)  Foreign  Currency  Transactions

          The Company maintains its accounting records in U.S. Dollars, as follows:

          At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

     (g)  Fair  Value  of  Financial  Instruments

          The respective carrying value of cash approximated its fair value due to its short-term nature. Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

     (h)  Income  Taxes

          The Company has adopted Statement of Financial Accounting Standards (SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.


                                       F8

APOLLO  HOLDINGS,  INC.
(A  development  stage  enterprise)

Notes  to  Financial  Statements
December  31,  2000  and  December  31,  1999
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (i)  New  Accounting  Pronouncements

          In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company adopted SFAS No. 133 as of January 1, 2001. Had SFAS No. 133 been adopted at December 31, 2000, the impact on the financial statements would have been immaterial.

          In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements. SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. The Company is still in the development stage and has not generated any operating revenue to date. Accordingly, the Company does not anticipate that it would have a material impact on the financial statements.

3.   INCOME  TAXES

     As at December 31, 2000, the Company has estimated net operating losses carryforward for tax purposes of $9,000. This amount may be applied against future federal taxable income. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

     The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:

     -----------------------------------------------------
                                                    2000
     -----------------------------------------------------

     Tax  loss  carry  forwards                 $  3,100
     Valuation  allowance                         (3,100)
     -----------------------------------------------------
                                                $      -
     =====================================================


                                       F9

                            APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
                            (A  development  stage  enterprise)
                            Consolidated  Financial  Statements
                            (Unaudited)
                            (EXPRESSED  IN  U.S.  DOLLARS)
                            June  30,  2001



                            INDEX
                            -----

                            Report  of  Independent  Accountants

                            Consolidated  Balance  Sheets

                            Consolidated  Statement  of  Stockholders'  Equity

                            Consolidated  Statements  of  Operations

                            Consolidated  Statements  of  Cash  Flows

                            Notes  to  Consolidated  Financial  Statements


                                      F10

MOORE  STEPHENS  ELLIS  FOSTER  LTD.
           CHARTERED  ACCOUNTANTS

1650  West  1st  Avenue
Vancouver,  BC  Canada   V6J  1G1
Telephone:  (604) 734-1112  Facsimile:  (604) 714-5916
E-Mail:  generaldelivery@ellisfoster.bc.ca
         ---------------------------------

--------------------------------------------------------------------------------



REPORT  OF  INDEPENDENT  ACCOUNTANTS


TO  THE  BOARD  OF  DIRECTORS  AND  STOCKHOLDERS

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

We have reviewed the consolidated balance sheets of Apollo Holdings, Inc. & Subsidiary ("the Company") (a development stage enterprise) as at June 30, 2001 and December 31, 2000 and the related consolidated statements of stockholders' equity, operations and cash flows for the cumulative period from November 12, 1999 (inception) to June 30, 2001, the three-month period ended June 30, 2001 and 2000 and the six-month period ended June 30, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles in the United States.



Vancouver,  Canada                        "MOORE  STEPHENS  ELLIS  FOSTER  LTD."
August  21,  2001                                 Chartered  Accountants


                                      F11

--------------------------------------------------------------------------------

MS An independently owned and operated member of Moore Stephens North America, Inc. Members in principal cities throughout North America. Moore Stephens North America, Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world.

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Consolidated  Balance  Sheets
(EXPRESSED  IN  U.S.  DOLLARS)
=================================================================================
                                                          June 30     December 31
                                                             2001            2000
---------------------------------------------------------------------------------
                                                        (Unaudited)
ASSETS

CURRENT
  Cash and cash equivalents                              $  9,256   $     11,000
---------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                     $  9,256   $     11,000
=================================================================================

CONTINUED OPERATIONS (Note 1)

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities               $ 22,733   $          -
---------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                  22,733              -
---------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

SHARE CAPITAL
  Authorized:
    50,000,000 common shares with a par value of
                 $0.001 per share
  Issued and outstanding:
    4,000,000 common shares                                20,000         20,000

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE          (33,477)        (9,000)
---------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                (13,477)        11,000
---------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $  9,256   $     11,000
=================================================================================

The  accompanying  notes  are  an  integral  part of these financial statements.


                                      F12

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Consolidated  Statement  of  Stockholders'  Equity
(Unaudited)
(EXPRESSED  IN  U.S.  DOLLARS)
===========================================================================================
                                                                       Deficit
                                                                    accumulated       Total
                                    Common stock      Additional         during      Stock-
                                 ------------------      paid-in    development    holders'
                                  Shares    Amount       capital          stage      equity
-------------------------------------------------------------------------------------------
Issuance of common stock
  for cash on November 17, 1999  2,500,000  $ 2,500  $    10,000  $           -  $  12,500

Net (loss) for the period                -        -            -              -          -
-------------------------------------------------------------------------------------------

BALANCE, December 31, 1999       2,500,000    2,500       10,000              -     12,500

Issuance of common stock
  for cash on July 31, 2000      1,500,000    1,500        6,000              -      7,500

Net (loss) for the year                  -        -            -         (9,000)    (9,000)
-------------------------------------------------------------------------------------------

BALANCE, December 31, 2000       4,000,000    4,000       16,000         (9,000)    11,000

Net (loss) for the period                -        -            -        (24,477)   (24,477)
-------------------------------------------------------------------------------------------

BALANCE, June 30, 2001           4,000,000  $ 4,000  $    16,000  $    (33,477)  $ (13,477)
===========================================================================================

The  accompanying  notes  are  an  integral  part of these financial statements.


                                       F13

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Consolidated  Statement  of  Operations
(Unaudited)
(EXPRESSED  IN  U.S.  DOLLARS)
=========================================================================================================
                                          November 12        Three        Three          Six          Six
                                     1999 (inception)       Months       Months       Months       Months
                                                   to        Ended        Ended        Ended        Ended
                                              June 30      June 30      June 30      June 30      June 30
                                                 2001         2001         2000         2001         2000
---------------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Office and miscellaneous              $      1,023   $    1,023   $        -   $    1,023   $        -
  Professional fees - legal and audit         24,954        4,278        1,500       23,454        1,500
  Salaries                                     7,500            -            -            -            -
---------------------------------------------------------------------------------------------------------

NET (LOSS) FOR THE PERIOD               $    (33,477)  $   (4,278)  $   (1,500)  $  (24,477)  $   (1,500)
=========================================================================================================

(LOSS) PER SHARE, basic and diluted                    $    (0.00)  $    (0.00)  $    (0.01)  $    (0.00)
=========================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                              4,000,000    2,500,000    4,000,000   2,500,000
=========================================================================================================

The accompanying notes are an integral part of these financial statements.


                                       F14

APOLLO HOLDINGS, INC. & SUBSIDIARY
(A development stage enterprise)

Consolidated Statements of Cash Flows
(Unaudited)
(EXPRESSED IN U.S. DOLLARS)
==========================================================================
                                         November 12        Six        Six
                                    1999 (inception)     Months     Months
                                                  to      Ended      Ended
                                             June 30    June 30    June 30
                                                2001       2001       2000
--------------------------------------------------------------------------

CASH FLOWS (USED IN)
  OPERATING ACTIVITIES
  Net (loss) for the period             $    (33,477)  $(24,477)  $(1,500)
  Change in non-cash working capital:
    Accounts payable and
      accrued liabilities                     22,733     22,733         -
--------------------------------------------------------------------------

                                             (10,744)    (1,744)   (1,500)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of
    common stock                              20,000          -         -
--------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                             9,256     (1,744)   (1,500)

CASH AND CASH EQUIVALENTS,
  beginning of period                              -     11,000    12,500
--------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS,
  end of period                         $      9,256   $  9,256   $11,000
==========================================================================

The accompanying notes are an integral part of these financial statements.


                                       F15

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Notes  to  Consolidated  Financial  Statements
June  30,  2001
(Unaudited)
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

1.   INCORPORATION  AND  CONTINUANCE  OF  OPERATIONS

     The Company was formed on November 12, 1999 under the laws of the State of Delaware. The Company, a development stage enterprise, intends to engage in the development of an Intellectual Property Exchange.

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred recurring operating losses and requires additional funds to maintain its operations. Management's plans in this regard are to raise equity financing as required.

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

     The  Company  has  not  generated  any  operating  revenues  to  date.

2.   SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  Basis  of  Consolidation

          These consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States, include the accounts of the parent company and its wholly owned subsidiary, Net Tech Europe Inc., a company incorporated under the laws of the State of Delaware. Significant inter-company accounts and transactions have been eliminated.

     (b)  Cash  and  Cash  Equivalents

          Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased.

     (c)  Accounting  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.


                                       F16

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Notes  to  Consolidated  Financial  Statements
June  30,  2001
(Unaudited)
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (d)  Advertising  Expenses

          The Company expenses advertising costs as incurred. There were no advertising expenses incurred by the Company for the period ended June 30, 2001.

     (e)  Loss  Per  Share

          Loss per share is computed using the weighted average number of shares outstanding during the period. Effective for the year ended December 31, 1999, the Company adopted SFAS No. 128, "Earnings Per Share".

     (f)  Concentration  of  Credit  Risk

          The Company places its cash and cash equivalents with high credit quality financial institutions. As of June 30, 2001, the Company had no balance in a bank beyond insured limits.

     (g)  Foreign  Currency  Transactions

          The Company maintains its accounting records in U.S. Dollars. At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

     (h)  Fair  Value  of  Financial  Instruments

          The respective carrying value of cash approximated its fair value due to its short-term nature. Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.


                                       F17

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Notes  to  Consolidated  Financial  Statements
June  30,  2001
(Unaudited)
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

2.   SIGNIFICANT  ACCOUNTING  POLICIES  (continued)

     (i)  Income  Taxes

          The Company has adopted Statement of Financial Accounting Standards (SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     (j)  New  Accounting  Pronouncements

          In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company adopted SFAS No. 133 as of January 1, 2001. Had SFAS No. 133 been adopted at June 30, 2001, the impact on the financial statements would have been immaterial.

          In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements. SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. The Company is still in the development stage and has not yet generated any revenue to date. Accordingly, the Company does not anticipate that it would have a material impact on the financial statements.


                                       F18

APOLLO  HOLDINGS,  INC.  &  SUBSIDIARY
(A  development  stage  enterprise)

Notes  to  Consolidated  Financial  Statements
June  30,  2001
(Unaudited)
(EXPRESSED  IN  U.S.  DOLLARS)
--------------------------------------------------------------------------------

3.   ACQUISITION  OF  NET  TECH  EUROPE  INC.

     The Company acquired a 100% ownership interest in Net Tech Europe Inc. on February 20, 2001 for $450. The acquisition of Net Tech Europe Inc. was accounted for by using the purchase method of accounting. There were no assets and liabilities in Net Tech Europe Inc. at the date of acquisition and for the period ended June 30, 2001.

4.   INCOME  TAXES

     As at June 30, 2001, the Company has estimated net operating losses carryforward for tax purposes of $33,477. This amount may be applied against future federal taxable income. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

     The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:

            -------------------------------------------
              Tax  loss  carry  forwards     $  11,700
              Valuation  allowance             (11,700)
            -------------------------------------------
                                             $       -
            ===========================================



                                      F19

                                    PART  II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24.  Indemnification  of  Directors  and  Officers

     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents, against expenses incurred in any action, suit or proceeding. Our Certificate of Incorporation and the By-Laws provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.


Item  25.  Other  Expenses  of  Issuance  and  Distribution

     The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities  and  Exchange  Commission  Registration  Fee     $          150
Accounting  Fees  and  Expenses                              $        3,000
Edgar  Filing  Fees                                          $          600
Printing  Fees                                               $        1,500
Legal  Fees  and  Expenses                                   $       15,000
Miscellaneous                                                $        2,000
Total                                                        $       22,250

Item  26.  Recent  Sales  of  Unregistered  Securities

     Since inception we have sold securities in the manner set forth below without registration under Securities Act of 1933, as amended (the "Act").


          In  November  1999  1,250,000  common  shares were subscribed for by J
     Capital Partners, Limited at a price of $0.005 per common share for aggregate consideration of $6,250 pursuant to section 4(2) of the Act. The beneficial owner of J Capital Partners, Limited is David Jenkins, a director and officer of the Company.

          In November 1999 1,250,000 common shares were subscribed for by Riparian Investments, Inc at a price of $0.005 per common share for aggregate consideration of $6,250 pursuant to Section 4(2) of the Act. The beneficial owner of Riparian Investments, Inc. is Marilyn Jenkins, wife of David Jenkins, a director, officer and shareholder of the Company.


Apollo Holdings Form SB2         Page 37 of 40

          In July 2000 1,500,000 common shares were subscribed for by David Jenkins, a director, officer and shareholder of the Company at a price of $0.005 per common share for aggregate consideration of $7,500 pursuant to
     Section  4(2)  of  the  Act.



Item  27.  Exhibits

     The following Exhibits are either attached hereto, incorporated herein by reference or will be filed by amendment:

     (1)  FINANCIAL  STATEMENT  SCHEDULES

          Financial Statement Schedules omitted because the information is included in the Financial Statements and Notes thereto.

     (2)  INDEX  TO  EXHIBITS

     3.1  Certificate  of  Incorporation,

     3.2  By-Laws,

     4.1  Form  of  Warrant,

     5.1  Opinion  of  Sierchio  &  Company,  LLP,

     21.1 List  of  Subsidiaries  of  the  Registrant,

     23.1 Consent  of  Sierchio  &  Company,  LLP  (included  in  Exhibit  5.1)

     23.2 Consent  of  Moore  Stephens  Ellis  Foster,  Ltd.


Item  28.  UNDERTAKINGS

  (A)  The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities


Apollo Holdings Form SB2         Page 38 of 40
               offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs
               (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


Apollo Holdings Form SB2         Page 39 of 40

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, in Seattle, Washington on October 19, 2001.



Date:  October 19,  2001             By:  /s/  David  Jenkins
       -----------------                  -------------------
                                          David Jenkins, President,
                                          Chief financial Officer  and Director



Apollo Holdings Form SB2         Page 40 of 40

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                              APOLLO HOLDINGS, INC.

                               File No. 333-58744


                                INDEX TO EXHIBITS

3.1   Certificate of Incorporation, *

3.2    By-Laws, *

4.1    Form of Warrant, *

5.1    Opinion of Sierchio & Company, LLP, *

21.1   List of Subsidiaries of the Registrant, *

23.1   Consent of Sierchio & Company, LLP (included in Exhibit 5.1), *

23.2   Consent of Moore Stephens Ellis Foster, Ltd. *


*      Previously  Filed